Exhibit 10.25B
AMENDMENT TO THE TAYLOR CAPITAL GROUP, INC. DEFERRED COMPENSATION PLAN
Effective August 18, 2014 the Taylor Capital Group, Inc. Deferred Compensation Plan (the “Plan”) is amended as follows:
1.    Section 2.1 of the Plan is restated as follows:
2.1    “Administrator” means the Committee.
2.    Section 2.6 of the Plan is restated as follows:
2.6    “Company” means MB Financial, Inc.
2.    A new Section 2.16 is added to the Plan as follows:
2.16    “Committee” means MB 401(k) Profit Sharing Plan and Deferred Compensation Plan Committee, or such other committee or individuals designated by the Company.
3.    The first paragraph of Section 16.1 is restated as follow and the second paragraph is deleted:
16.1    Administration. The Plan shall be administered by the Committee or, in the discretion of the Committee, an officer of the Company. All references in the Plan to the Administrator shall be understood to refer to the Committee or its designee.
4.    Section 18 of the Plan is restated as follows:
The Committee or its designee shall have the right to amend the Plan at any time subject to the provisions of Section 409A of the Code; provided, however, that no such action shall, without the Participant’s consent, impair the Participant’s right with respect to any existing account under the Plan.